       10.22.001                                                   E-39


123091


                              EMPLOYMENT AGREEMENT


                EMPLOYMENT AGREEMENT executed on the 30th day of December,

1991, by and between INVESTORS INSURANCE CORPORATION, a corporation organized and existing under the laws of the State of Delaware, having its principal office at Jacksonville, Florida, (hereinafter referred to as

"Employer") and RONALD W. HAYES (hereinafter referred to as "Employee").



                               WITNESSETH:



                WHERAS, the Employer has determined that it is to the

advantage and interest of the Employer to employ the unique experience,

ability and services of Employee from the effective date hereof; and


                WHEREAS, the Employee desires to accept employment with the

Employer upon the terms and conditions hereinafter set forth.


                NOW, THEREFORE, in consideration of the mutual promises,

covenants and agreements herein and intending to be legally bound hereby,

the parties mutually agree as follows:


                1.    Duties.  During the period of employment, Employee

shall devote Employee's best efforts, attention and energy necessary for

Employee to perform the duties required by the Employer and by the terms of this Agreement or otherwise inherent in Employee's job description.









       10.22.002                                                           E-40


        2.      Term. This Employment Agreement shall be effective January and shall continue until terminated as provided herein. Either party shall have the right to terminate this Agreement by giving the other party written notice of such termination, at least ninety (90) days prior to the effective date of such termination.

        3.      Compensation. In exchange for the services and duties to be performed hereunder, Employee shall receive such compensation as agreed to by Employer and Employee from time to time. Initially, Employee shall receive a monthly compensation equal to ten thousand ($10,000.00) dollars payable in equal installments every 2 weeks.

        4.      Fringe Benefits. During the term of this Agreement, the

Employee shall be entitled to all fringe benefits offered generally to the

Employer's employees; subject to the participation requirements of such plans. Nothing herein contained shall prohibit Employee from waiving participation in any such benefit plans.

        5.      Business Expenses.  The Employee is authorized to incur

reasonable, ordinary and necessary business expenses on behalf of the

Employer. The Employer will reimburse the Employee for the expenses incurred pursuant to this paragraph, unless such expenses have been paid directly by the Employer, upon presentation by the Employee of an itemized account of such expenditures in a manner prescribed by the

Employer.

        6.      Vacation and Sick Leave. The Employee shall be entitled to such vacation and sick leave as agreed to with Employer from time to time.

        7.      Business and Financial Records. All business and financial records of Employer pertaining to Employer's products, customers, agents,

brokers and sources of business shall at all times be the property of

Employer.

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 10.22.003                                                            E-41

        8.      Confidentiality Requirement.  All written or otherwise

communicated material, data, computer programs or other property, tangible or intangible relating to Employer's business or to Employer's products,

customers, agents, brokers and other sources of business and all proprietary rights, including copyrights, trademarks and service marks

(hereinafter all of the above, collectively "Information") shall at all times be the property of the Employer. Employee shall forever keep confidential all Information obtained during the course of Employee's employment with Employer and Employee shall not directly or indirectly for

Employee or with others use or disclose such Information for purposes other than the performance of Employee's duties hereunder, without the prior written consent of the Employer.

        9.      Contractual Obligations. The Employee agrees that Employee shall not, unless authorized to do so by the Employer, make, draw, accept or endorse any contract, lease, promissory note, or other instrument requiring the payment of money by the Employer, nor pledge the credit of the Employer.

        10.     Governing Law. This Agreement shall be interpreted in

accordance with, and the rights of the parties hereto shall be determined,

by the laws of the State of Florida.

        11.     Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs,

executors, administrators and permitted assigns. Notwithstanding the foregoing, this Agreement is a personal service contract, and shall not be assigned or transferred, in whole or in part, by Employee

        12.     Severability.  If any provision of this Agreement is held

invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof, all of which are hereby declared severable,
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 10.22.004                                                           E-42



        13.     Headings. The headings used in this Agreement are solely

for convenience of reference and shall not affect its interpretation.

        14.     Modification and Amendments. This Agreement represents the entire understanding between the parties with respect to the subject matter set forth herein or necessarily implied hereby. This Agreement may not be modified unless in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.



        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                           INVESTORS INSURANCE CORPORATION


Attest:___________                         By:_________________

     Susan F. Powell, Secretary              Melvin C. Parker, President






                  Witness                    Ronald W. Hayes, Employee





















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